EXHIBIT 99.1

State Bancorp, Inc. Reports
 Special Stockholders Meeting Results

 Jericho, N.Y., November 17, 2009 - State Bancorp, Inc. (the “Company”) (NASDAQ–STBC), parent company of State Bank of Long Island (the “Bank”), announced the results of its Special Stockholders Meeting held today at 10:00 a.m.

As of the commencement of today’s special stockholder meeting, approximately 88% of the total common shares outstanding were represented in-person or by proxy.  Stockholders voted 73% of the outstanding shares, which is greater than the majority of outstanding shares needed  to approve the first proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 20,000,000 to 50,000,000. Consequently, this authorization is effective immediately.

Additionally, stockholders voted 83% of the outstanding shares, which is greater than the 80% of outstanding shares required to approve the second proposal to amend the Company’s Certificate of Incorporation to eliminate the classified board and provide for the annual election of the Board of Directors. This change, while effective immediately, will be fully implemented as existing terms of office expire.

Although the majority of stockholders voted overwhelmingly to approve the third proposal, the total votes represented just over 79% of all outstanding shares vs. an 80% requirement. The third proposal seeks to amend the Company’s Certificate of Incorporation to reduce the  vote required to approve certain business combinations. As a consequence, the Company adjourned the meeting until December 1, 2009, with respect to this proposal only and will continue to solicit proxies in an effort to secure the few additional votes necessary to approve the proposal.

Stockholders of record as of the close of business September 22, 2009 may continue to cast their vote on the third proposal only through mail, internet or telephone until 1:00 p.m. EST, November 30, 2009.

The special stockholders meeting will reconvene at 10:00 a.m. on Tuesday, December 1, 2009 at the offices of State Bancorp, located at Two Jericho Plaza, Jericho, New York for the sole purpose of taking the final vote on proposal #3.

State Bancorp, Inc. is the holding company for State Bank of Long Island. In addition to its seventeen branches located in Nassau, Suffolk, Queens and Manhattan, the Bank maintains its corporate headquarters in Jericho. The Bank has built a reputation for providing high-quality personal service to meet the needs of our diverse customer base which includes commercial real estate owners and developers, small to middle market businesses, professional service firms, municipalities and consumers. The Bank maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions are intended to identify forward-looking statements. The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan and lease or investment portfolios, demand for loan and lease products, demand for financial services in the Company's primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing and services and those risks detailed in the Company's periodic reports filed with the SEC. Investors are encouraged to access the Company's periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Contact:
Deborah Kendric
Director of Corporate Communications
516-495-5050
dkendric@statebankofli.com